Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Envestnet, Inc.

Chicago, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated June 4, 2012, relating to the consolidated financial statements of Tamarac, Inc. as of December 31, 2011 and for the year then ended, which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Seattle, Washington
August 27, 2013